American Funds Mortgage Fund One Market, Steuart Tower Suite 2000 San Francisco, California 94105 (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

WESLEY K.-S. PHOA, President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of American Funds Mortgage Fund (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended February 28, 2014 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS MORTGAGE FUND	AMERICAN FUNDS MORTGAGE FUND

/s/ Wesley K.-S. Phoa	/s/ Brian C. Janssen
Wesley K.-S. Phoa, President	Brian C. Janssen, Treasurer

Date: April 30, 2014	Date: April 30, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS MORTGAGE FUND and will be retained by AMERICAN FUNDS MORTGAGE FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.